Exhibit 99
TI reports second quarter 2023 financial results and shareholder returns
Conference call on TI website at 3:30 p.m. Central time today
www.ti.com/ir
DALLAS (July 25, 2023) – Texas Instruments Incorporated (TI) (Nasdaq: TXN) today reported second quarter revenue of $4.53 billion, net income of $1.72 billion and earnings per share of $1.87.
Regarding the company's performance and returns to shareholders, Haviv Ilan, TI's president and CEO, made the following comments:
•"Revenue increased 3% sequentially and decreased 13% from the same quarter a year ago. Similar to last quarter, we experienced weakness across our end markets with the exception of automotive.
•"Our cash flow from operations of $7.4 billion for the trailing 12 months again underscored the strength of our business model, the quality of our product portfolio and the benefit of 300-mm production. Free cash flow for the same period was $3.2 billion and 17% of revenue.
•"Over the past 12 months we invested $3.6 billion in R&D and SG&A, invested $4.2 billion in capital expenditures and returned $6.5 billion to owners.
•"TI's third quarter outlook is for revenue in the range of $4.36 billion to $4.74 billion and earnings per share between $1.68 and $1.92. We continue to expect our 2023 effective tax rate to be about 13% to 14%."

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures.
Earnings summary

(In millions, except per-share amounts)	Q2 2023	Q2 2022	Change
Revenue	$4,531	$5,212	(13)%
Operating profit	$1,972	$2,723	(28)%
Net income	$1,722	$2,291	(25)%
Earnings per share	$1.87	$2.45	(24)%
Cash generation

		Trailing 12 Months
(In millions)	Q2 2023	Q2 2023	Q2 2022	Change
Cash flow from operations	$1,399	$7,367	$8,697	(15)%
Capital expenditures	$1,446	$4,185	$2,808	49%
Free cash flow	$(47)	$3,182	$5,889	(46)%
Free cash flow % of revenue		16.9%	30.1%
Cash return

		Trailing 12 Months
(In millions)	Q2 2023	Q2 2023	Q2 2022	Change
Dividends paid	$1,125	$4,424	$4,127	7%
Stock repurchases	$79	$2,026	$2,052	(1)%
Total cash returned	$1,204	$6,450	$6,179	4%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income	For Three Months Ended June 30,
(In millions, except per-share amounts)	2023	2022
Revenue	$4,531	$5,212
Cost of revenue (COR)	1,621	1,587
Gross profit	2,910	3,625
Research and development (R&D)	477	414
Selling, general and administrative (SG&A)	461	422
Restructuring charges/other	—	66
Operating profit	1,972	2,723
Other income (expense), net (OI&E)	119	7
Interest and debt expense	89	49
Income before income taxes	2,002	2,681
Provision for income taxes	280	390
Net income	$1,722	$2,291

Diluted earnings per common share	$1.87	$2.45

Average shares outstanding:
Basic	908	920
Diluted	916	930

Cash dividends declared per common share	$1.24	$1.15

Supplemental Information (Quarterly, except as noted)

Provision for income taxes is based on the following:
Operating taxes (calculated using the estimated annual effective tax rate)	$289	$395
Discrete tax items	(9)	(5)
Provision for income taxes (effective taxes)	$280	$390

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:
Net income	$1,722	$2,291
Income allocated to RSUs	(8)	(10)
Income allocated to common stock for diluted EPS	$1,714	$2,281

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets	June 30,
(In millions, except par value)	2023	2022
Assets
Current assets:
Cash and cash equivalents	$3,439	$3,802
Short-term investments	6,113	4,585
Accounts receivable, net of allowances of ($16) and ($12)	1,956	2,190
Raw materials	388	305
Work in process	2,110	1,258
Finished goods	1,231	636
Inventories	3,729	2,199
Prepaid expenses and other current assets	277	267
Total current assets	15,514	13,043
Property, plant and equipment at cost	11,664	8,825
Accumulated depreciation	(3,139)	(2,894)
Property, plant and equipment	8,525	5,931
Goodwill	4,362	4,362
Deferred tax assets	537	293
Capitalized software licenses	143	82
Overfunded retirement plans	183	296
Other long-term assets	1,675	716
Total assets	$30,939	$24,723

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$299	$499
Accounts payable	923	712
Accrued compensation	561	520
Income taxes payable	121	115
Accrued expenses and other liabilities	807	714
Total current liabilities	2,711	2,560
Long-term debt	10,920	6,745
Underfunded retirement plans	127	71
Deferred tax liabilities	69	90
Other long-term liabilities	1,172	1,165
Total liabilities	14,999	10,631
Stockholders' equity:
Preferred stock, $25 par value. Shares authorized – 10; none issued	—	—
Common stock, $1 par value. Shares authorized – 2,400; shares issued – 1,741	1,741	1,741
Paid-in capital	3,163	2,783
Retained earnings	51,522	48,280
Treasury common stock at cost
Shares: June 30, 2023 – 833; June 30, 2022 – 826	(40,240)	(38,532)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(246)	(180)
Total stockholders' equity	15,940	14,092
Total liabilities and stockholders' equity	$30,939	$24,723

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows	For Three Months Ended June 30,
(In millions)	2023	2022
Cash flows from operating activities
Net income	$1,722	$2,291
Adjustments to net income:
Depreciation	285	227
Amortization of capitalized software	15	13
Stock compensation	111	85
Gains on sales of assets	(1)	(1)
Deferred taxes	(52)	(14)
Increase (decrease) from changes in:
Accounts receivable	(79)	(395)
Inventories	(441)	(139)
Prepaid expenses and other current assets	14	(1)
Accounts payable and accrued expenses	74	19
Accrued compensation	165	134
Income taxes payable	(243)	(279)
Changes in funded status of retirement plans	17	49
Other	(188)	(221)
Cash flows from operating activities	1,399	1,768

Cash flows from investing activities
Capital expenditures	(1,446)	(597)
Proceeds from asset sales	1	1
Purchases of short-term investments	(4,047)	(2,461)
Proceeds from short-term investments	3,065	4,200
Other	42	82
Cash flows from investing activities	(2,385)	1,225

Cash flows from financing activities
Proceeds from issuance of long-term debt	1,603	—
Repayment of debt	(500)	(500)
Dividends paid	(1,125)	(1,060)
Stock repurchases	(79)	(1,182)
Proceeds from common stock transactions	65	56
Other	(16)	(10)
Cash flows from financing activities	(52)	(2,696)

Net change in cash and cash equivalents	(1,038)	297
Cash and cash equivalents at beginning of period	4,477	3,505
Cash and cash equivalents at end of period	$3,439	$3,802

Segment results

(In millions)	Q2 2023	Q2 2022	Change
Analog:
Revenue	$3,278	$3,992	(18)%
Operating profit	$1,463	$2,226	(34)%
Embedded Processing:
Revenue	$894	$821	9%
Operating profit	$318	$324	(2)%
Other:
Revenue	$359	$399	(10)%
Operating profit*	$191	$173	10%
* Includes restructuring charges/other.

Non-GAAP financial information
This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting capital expenditures from the most directly comparable GAAP measure, cash flows from operating activities (also referred to as cash flow from operations).
We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.
Reconciliation to the most directly comparable GAAP measures is provided in the table below.

	For 12 Months Ended June 30,
(In millions)	2023	2022	Change
Cash flow from operations (GAAP)	$7,367	$8,697	(15)%
Capital expenditures	(4,185)	(2,808)
Free cash flow (non-GAAP)	$3,182	$5,889	(46)%

Revenue	$18,821	$19,592

Cash flow from operations as a percentage of revenue (GAAP)	39.1%	44.4%
Free cash flow as a percentage of revenue (non-GAAP)	16.9%	30.1%
This release also includes references to operating taxes, a non-GAAP term we use to describe taxes calculated using the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term operating taxes helps to differentiate from effective taxes, which include discrete tax items.

Notice regarding forward-looking statements
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe TI's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:
•Economic, social and political conditions, and natural events in the countries in which we, our customers or our suppliers operate, including global trade policies;
•Market demand for semiconductors, particularly in the industrial and automotive markets, and customer demand that differs from forecasts;
•Our ability to compete in products and prices in an intensely competitive industry;
•Evolving cybersecurity and other threats relating to our information technology systems or those of our customers, suppliers and other third parties;
•Our ability to successfully implement and realize opportunities from strategic, business and organizational changes, or our ability to realize our expectations regarding the amount and timing of associated restructuring charges and cost savings;
•Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment, our timely implementation of new manufacturing technologies and installation of manufacturing equipment, and our ability to realize expected returns on significant investments in manufacturing capacity;
•The duration and scope of the COVID-19 pandemic, government and other third-party responses to it and the consequences for the global economy, including to our business and the businesses of our suppliers, customers and distributors;
•Availability and cost of key materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•Our ability to recruit and retain skilled personnel and effectively manage key employee succession;
•Product liability, warranty or other claims relating to our products, software, manufacturing, delivery, services, design or communications, or recalls by our customers for a product containing one of our parts;
•Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to operate our business or subject us to fines, penalties or other legal liability;
•Changes in tax law and accounting standards that impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;
•Financial difficulties of our distributors or semiconductor distributors' promotion of competing product lines to our detriment; or disputes with current or former distributors;
•Losses or curtailments of purchases from key customers or the timing and amount of customer inventory adjustments;
•Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and changing regulatory environment;
•Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•Instability in the global credit and financial markets; and
•Impairments of our non-financial assets.
For a more detailed discussion of these factors, see the Risk factors discussion in Item 1A of TI's most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments
Texas Instruments Incorporated (Nasdaq: TXN) is a global semiconductor company that designs, manufactures, tests and sells analog and embedded processing chips for markets such as industrial, automotive, personal electronics, communications equipment and enterprise systems. Our passion to create a better world by making electronics more affordable through semiconductors is alive today, as each generation of innovation builds upon the last to make our technology smaller, more efficient, more reliable and more affordable – making it possible for semiconductors to go into electronics everywhere. We think of this as Engineering Progress. It's what we do and have been doing for decades. Learn more at TI.com.